Exhibit 1.1

EXECUTION VERSION

1,739,071 Shares

RenaissanceRe Holdings Ltd.

Common Shares, Par Value $1.00 Per Share

Underwriting Agreement

January 6, 2020

Morgan Stanley & Co. LLC

c/o Morgan Stanley & Co. LLC

 1585 Broadway

 New York, New York 10036

Ladies and Gentlemen:

Tokio Marine & Nichido Fire Insurance Co., Ltd., a Japanese joint stock corporation (the “Selling Stockholder”) and a shareholder of RenaissanceRe Holdings Ltd., a company organized under the laws of Bermuda (the “Company”), proposes to sell to Morgan Stanley & Co. LLC (the “Underwriter”), an aggregate of 1,739,071 shares of the common shares par value $1.00 per share, of the Company (the “Securities”). The outstanding common shares, par value $1.00 per share, of the Company are hereinafter referred to as the “Common Shares.”

Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3ASR which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 24 hereof.

1.    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter as set forth below in this Section 1.

(a)    The Company meets the requirements for use of Form S-3ASR under the Act and has prepared and filed with the Commission an automatic shelf registration statement (Registration No. 333-235821), as defined in Rule 405 including a related Basic Prospectus, for registration under the Act of the offering and sale of the Securities. The Registration Statement, including any amendments thereto filed prior to the Execution Time (as defined herein), became effective upon filing; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Act are pending before or threatened by the Commission. As part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you, may have been filed with the Commission. A final prospectus supplement relating to the Securities in accordance with Rules 415 and 424(b) will be filed with the Commission. As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b)    On each Effective Date, the Registration Statement (giving effect to any modifications or supplements to the information contained or incorporated by reference therein pursuant to (1) the Final Prospectus and/or (2) the documents filed subsequent to the applicable Effective Date pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and incorporated by reference in the Basic Prospectus) did, and as of its date and on the Closing Date, the Final Prospectus (and any supplement thereto) will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement (giving effect to any modifications or supplements to the information contained or incorporated by reference therein pursuant to (1) the Final Prospectus and/or (2) the documents filed subsequent to the applicable Effective Date pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and incorporated by reference in the Basic Prospectus) did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and, as of its date and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 10 hereof.

(c)    At 4:11 p.m. EST on the date hereof (the “Execution Time”) and on the Closing Date, each of (i) the Disclosure Package and (ii) the Issuer Free Writing Prospectus referred to in Section 1(f) below, when considered together with the Disclosure Package, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 10 hereof.

(d)    (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e)    (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405).

(f)    Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Except for the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Underwriter before first use, the Company has not prepared, used or referred to, and will not, without the Underwriter’s prior consent, prepare, use or refer to, any Issuer Free Writing Prospectus.

(g)    Each of the Company, Renaissance Reinsurance Ltd. (“Renaissance Reinsurance”), Renaissance Reinsurance U.S. Inc. (“Renaissance U.S.”) and RenaissanceRe Finance Inc. (“Renaissance Finance”), RenaissanceRe Europe AG (“RenaissanceRe Europe”) and RenaissanceRe (UK) Limited (“RenaissanceRe UK”); and collectively with Renaissance Reinsurance, Renaissance U.S., Renaissance Finance and RenaissanceRe Europe), each a “Subsidiary” and collectively, the “Subsidiaries”), and DaVinciRe Holdings Ltd. (“DaVinci Holdings”) and DaVinci Reinsurance Ltd. (“DaVinci Reinsurance” and, together with DaVinci Holdings, “DaVinci”), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except to the extent in each case that failure to be so qualified or be in good standing would not have a material adverse effect on (i) the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement (clause (i) or (ii) individually, a “Material Adverse Effect”). Top Layer Reinsurance Ltd. is not a “significant subsidiary”, as defined is Rule 1-02(w) of Regulation S-X, of the Company.

(h)    All of the outstanding shares of the Company, each Subsidiary and DaVinci have been duly and validly authorized and issued and are fully paid and non-assessable and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of each Subsidiary and DaVinci that are owned by the Company either directly or through wholly owned subsidiaries are owned free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(i)    This Agreement has been duly authorized, executed and delivered by the Company.

(j)    The authorized capital stock of the Company conforms as to legal matters in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus.

(k)    The Common Shares outstanding (including the Securities to be sold by the Selling Stockholder) have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to any preemptive rights.

(l)    The Company is not and, after giving effect to the offering and sale of the Securities as described in the Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” as defined in the U.S. Investment Company Act of 1940, as amended.

(m)    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (i) filings required under Rule 424(b) and under the Companies Act of 1981 of Bermuda and (ii) as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriter in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.

(n)    Neither the execution and delivery by the Company of this Agreement, the sale of the Securities nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of the Subsidiaries or DaVinci pursuant to, (i) the charter, memorandum of association or bye-laws of the Company, any of the Subsidiaries or DaVinci, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other material agreement, obligation, condition, covenant or instrument to which the Company, any of the Subsidiaries or DaVinci is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.

(o)    There has not occurred any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(p)    No legal or governmental action, suit or proceedings by or before any court or governmental agency, authority or body involving the Company or the Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto). There are no legal or governmental proceedings pending or threatened to which the Company, any of the Subsidiaries or DaVinci is a party or to which any of the properties of the Company, any of the Subsidiaries or DaVinci is subject that are required to be described in the Registration Statement or the Final Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(q)    Each of the Company, DaVinci and each of the Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(r)    None of the Company, any Subsidiary or DaVinci is in violation or default of (i) any provision of its charter, memorandum of association or bye-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or such Subsidiary or DaVinci or any of its properties, as applicable, except for such conflicts, breaches, violations or impositions which, singly or in the aggregate, would not have a Material Adverse Effect.

(s)    The Company, the Subsidiaries and DaVinci possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to so possess such licenses, certificates, permits and authorizations would not, singly or in the aggregate, have a Material Adverse Effect, and none of the Company, the Subsidiaries or DaVinci has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(t)    The Company, the Subsidiaries and DaVinci (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals, would not, singly or in the aggregate, have a Material Adverse Effect.

(u)    There are currently no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(v)    Each of the Company, the Subsidiaries (other than Renaissance Finance) and DaVinci has filed all reports, information statements and other documents with the insurance regulatory authorities of its jurisdiction of incorporation and domicile as are required to be filed pursuant to the insurance statutes of such jurisdictions, including the statutes relating to companies which control insurance companies, and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (the “Insurance Laws”), and has duly paid all taxes (including franchise taxes and similar fees) it is required to have paid under the Insurance Laws, except where the failure to file such statements or reports or pay such taxes would not, singly or in the aggregate, have a Material Adverse Effect, and each of the Company, the Subsidiaries (other than Renaissance Finance) and DaVinci maintains its books and records in accordance with the Insurance Laws, except where the failure to so maintain its books and records would not, singly or in the aggregate, have a Material Adverse Effect. The financial statements of the Company, the Subsidiaries and DaVinci, from which certain ratios and other statistical data filed as a part of the Registration Statement or included or incorporated in the Disclosure Package and the Final Prospectus have been derived, have for each relevant period been prepared in conformity with accounting practices required or permitted by applicable Insurance Laws of Bermuda, to the extent applicable to such company, and such accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto.

(w)    The statutory financial statements of the subsidiaries of the Company that are United States admitted insurance companies, from which certain ratios and other statistical data filed as a part of the Registration Statement or included or incorporated in the Disclosure Package and the Final Prospectus have been derived: (A) have for each relevant period been prepared in conformity with statutory accounting practices required or permitted by the National Association of Insurance Commissioners to the extent applicable to such company, and by the applicable Insurance Laws, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto; and (B) present fairly the statutory financial position of the subsidiaries as at the dates thereof, and the statutory basis results of operations of the subsidiaries for the periods covered thereby.

(x)    Except as disclosed in the Disclosure Package and the Final Prospectus, all retrocessional and reinsurance treaties, contracts and arrangements to which any of the subsidiaries of the Company is a party are in full force and effect and none of the Company or any of its subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect and except where any such violation or default would not, singly or in the aggregate, have a Material Adverse Effect; none of the Company, any of the Subsidiaries or DaVinci has received any written notice from any of the other parties to such treaties, contracts or agreements which are material to its business that such other party intends not to perform in any material respect such treaty, contract or agreement, and none of the Company, any of the Subsidiaries or DaVinci has been notified in writing that any of the parties to such treaties, contracts or agreements will be unable to perform such treaty, contract, agreement or arrangement, except where such non-performance would not, singly or in the aggregate, have a Material Adverse Effect.

(y)    Except as disclosed in the Disclosure Package and the Final Prospectus, none of the Company, any of the Subsidiaries (other than Renaissance Finance) or DaVinci has made any material changes in its insurance reserving practices during the last two years.

(z)    There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(aa)    (i) Ernst & Young Ltd., who has audited certain of the financial statements of the Company and its subsidiaries and the effectiveness of the Company’s internal control over financial reporting and whose report is incorporated by reference in the Disclosure Package and the Final Prospectus and who has delivered letters referred to in Section 7(j) hereof, is an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries within the meaning of the Act and the rules and regulations of the Commission thereunder, (ii) PricewaterhouseCoopers LLP, who have audited certain of the financial statements of Tokio Millennium Re (UK) Limited (now known as RenaissanceRe (UK) Limited) (“TMR UK”), and whose report is incorporated by reference in the Disclosure Package and the Final Prospectus and who has delivered letters referred to in Section 7(k) hereof, were independent accountants with respect to TMR UK within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations as of March 22, 2019, and during the period covered by the financial statements on which their report is incorporated by reference in the Disclosure Package, and (iii) PricewaterhouseCoopers AG, who has audited certain of the financial statements of Tokio Millennium Re AG (now known as RenaissanceRe Europe AG (“TMR AG”) and, together with TMR UK, the “TMR Entities”), and whose report is incorporated by reference in the Disclosure Package and the Final Prospectus and who has delivered letters referred to in Section 7(k) hereof, were independent accountants with respect to TMR AG within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations as of March 22, 2019, and during the period covered by the financial statements on which their report is incorporated by reference in the Disclosure Package.

(bb)    (i) The audited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, together with the related schedules and notes, present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries, to the extent required under the Exchange Act, and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries, as at the dates thereof and for the periods then ended; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except as noted therein) throughout the periods covered thereby; the supporting schedules, if any, filed as exhibits to the periodic reports included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein; (ii) the audited consolidated financial statements of TMR AG included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, together with the related schedules and notes, as applicable, present fairly, in all material respects, the consolidated balance sheet of TMR AG and its consolidated subsidiaries, to the extent required under the Exchange Act, and the consolidated statement of comprehensive income, statement of changes in shareholder’s equity and statement of cash flows of TMR AG and its consolidated subsidiaries, as at the dates thereof and for the periods then ended; such financial statements have been prepared in conformity with International Financial Reporting Standards as issued by the

International Accounting Standards Board (“IFRS”), applied on a consistent basis (except as noted therein) throughout the periods covered thereby; the supporting schedules, if any, filed as exhibits to the periodic reports included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly in all material respects in accordance with IFRS the information required to be stated therein; (iii) the audited financial statements of TMR UK included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, together with the related schedules and notes, as applicable, present fairly, in all material respects, the statement of financial position of TMR UK, to the extent required under the Exchange Act, and the statement of comprehensive income, statement of changes in equity and statement of cash flows of TMR UK as at the dates thereof and for the periods then ended; such financial statements have been prepared in conformity with accounting principles generally accepted in the United Kingdom (“UK GAAP”), applied on a consistent basis (except as noted therein) throughout the periods covered thereby; the supporting schedules, if any, filed as exhibits to the periodic reports included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly in all material respects in accordance with UK GAAP the information required to be stated therein; and (iv) the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus have been prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Disclosure Package and the Final Prospectus.

(cc)    Each of the internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) of the Company, the Subsidiaries and DaVinci were deemed to be effective at December 31, 2018, and since December 31, 2018 there have been no changes in internal controls over financial reporting that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting. With respect to preparation of consolidated financial statements of the Company, the Company is not aware of any material weakness in the internal controls over financial reporting of the Company, any of the Subsidiaries or DaVinci.

(dd)    The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective in ensuring that all material information required to be disclosed by the Company under the Exchange Act is known to management in a timely fashion. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ee)    To the best of the Company’s knowledge and belief, none of the Company, any subsidiary of the Company, DaVinci nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any subsidiary of the Company or

DaVinci has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment from funds to any foreign or domestic government or regulatory official or employee, including any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom; or (iv) made any unlawful bribe or other unlawful payment. The Company, each subsidiary of the Company, DaVinci and, to the knowledge of the Company, its affiliates conduct their businesses in compliance with the FCPA, and have instituted, maintain and enforce, general policies and procedures that are designed to, among other things, promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ff)    To the best of the Company’s knowledge and belief, each of the Company, each subsidiary of the Company and DaVinci is in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions in which such entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency having jurisdiction over the Company, any subsidiary of the Company or DaVinci (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any subsidiary of the Company or DaVinci with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(gg)    None of the Company, any subsidiary of the Company, DaVinci nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, any subsidiary of the Company or DaVinci is currently the subject of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”) the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions” and an individual or entity subject to Sanctions, a “Sanctioned Person”), nor is controlled by an individual or entity (“Person”) that is currently subject to Sanctions, nor is the Company, any subsidiary of the Company or DaVinci located, organized or resident in a country or territory that is currently the subject of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea. The Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was a Sanctioned Person, if such dealing or transaction is or would be a violation of applicable Sanctions.

(hh)    Any tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been accurately prepared and timely filed, except where valid extensions have been obtained, and any taxes, including any withholding taxes, excise taxes, franchise taxes and similar fees, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, except to the extent that the failure to so file or pay would not result in a Material Adverse Effect and; no deficiency assessment with respect to a proposed adjustment of the Company’s or any of its subsidiaries’ taxes is pending or, to the best of the Company’s knowledge, threatened; and there is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries, in either case, which would have a Material Adverse Effect.

(ii)    Each of the Company, Renaissance Reinsurance and DaVinci have received from the Bermuda Minister of Finance an assurance, valid until March 2035, under the Exempted Undertakings Tax Protection Act 1966, as amended, of Bermuda to the effect set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 under the caption “Business—Regulation—Bermuda Regulation,” and the Company has not received any notification to the effect (and is not otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government.

(jj)    The Company believes that neither the Company nor any of its subsidiaries should be, except for the Company’s U.S. subsidiaries and RenaissanceRe Specialty U.S. Ltd. and RenaissanceRe Corporate Capital (UK) Limited, considered to be engaged in a trade or business within the United States for purposes of Section 864(b) of the U.S. Internal Revenue Code.

(kk)    No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriter to the Bermuda Government or any political subdivision or taxing authority thereof or therein in connection with (A) the execution, delivery or consummation of this Agreement, (B) the sale and delivery of the Securities to or for the respective account of the Underwriter or (C) the sale and delivery outside Bermuda by the Underwriter of the Securities to the initial purchasers thereof.

(ll)    (A) There has been no material security breach or incident, unauthorized access or disclosure, or other compromise relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data or to any data processed or stored by third parties on behalf of the Company and its subsidiaries and (C) the Company and its subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data. The Company and its subsidiaries are presently in material compliance with all applicable laws and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, and internal policies relating to the privacy and security of IT Systems and Data.

Any certificate signed by any officer of the Company and delivered to the counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by the Company as to matters covered thereby, to the Underwriter.

2.    Representations and Warranties of the Selling Stockholder.

(a)    This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(b)    The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under this Agreement will not contravene (i) any provision of applicable law, or (ii) the articles of incorporation of the Selling Stockholder, or (iii) any agreement or other instrument binding upon the Selling Stockholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, except, in the case of clauses (iii) and (iv) above, for any such contravention that would not materially and adversely affect the sale of the Securities and the consummation of any other of the transactions herein contemplated; and no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriter in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.

(c)    The Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Securities to be sold by the Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Stockholder or a security entitlement in respect of such Securities.

(d)    Upon payment for the Securities to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the books of DTC to securities account of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim (within the meaning of Section8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Securities), (A) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC, (B) under Section8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Securities and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(e)    The Selling Stockholder is not prompted by any material non-public information concerning the Company or its subsidiaries which is not set forth in the Registration Statement, the Disclosure Package or the Final Prospectus to sell its Securities pursuant to this Agreement.

(f)    (i) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package does not, and at the time of each sale of the Securities in connection with the offering when the Final Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Disclosure Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Final Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(f) are limited to statements or omissions made in reliance upon information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, the Disclosure Package, the Final Prospectus or any amendments or supplements thereto.

(g)     (i) None of the Selling Stockholder or any of its subsidiaries, or, to the knowledge of the Selling Stockholder, any director, officer, employee, agent, representative, or affiliate thereof, is a Person that is, or is owned or controlled by one or more Persons that are:

(A)    the subject of any Sanctions, or

(B)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)    The Selling Stockholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    The Selling Stockholder has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(iv)    (a) None of the Selling Stockholder or any of its subsidiaries, or, to the knowledge of the Selling Stockholder, any director, officer, employee, agent, representative, or affiliate thereof has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (b) the Selling Stockholder and each of its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (c) neither the Selling Stockholder nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(h)    The operations of the Selling Stockholder and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Stockholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Selling Stockholder, threatened.

3.    Purchase and Sale.

(a)    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholder agrees to sell the Securities to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholder, at a purchase price of $185.20 per share.

(b)    The Company hereby agrees that, without the prior written consent of the Underwriter, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 45 days after the date of the Final Prospectus (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (iii) or file any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares.

The restrictions contained in the preceding paragraph shall not apply to (A) the Securities to be sold hereunder, (B) the issuance by the Company of Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in each of the Disclosure Package and Final Prospectus, or (C) facilitating the transfer of Common Shares under any trading plan pursuant to Rule 10b5-1 under the Exchange Act in existence on the date hereof or facilitating the establishment of any new trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that (i) any such new plan does not provide for the transfer of Common Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of any such new plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such plan during the Restricted Period.

4.    Delivery and Payment. Delivery of and payment for the Securities shall be made on January 9, 2020 at 9:00 a.m. New York Time at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, or at such time on such later date not more than three Business Days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement between the Underwriter and the Company or as provided in Section 12 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).

Delivery of the Securities shall be made to the Underwriter for the account of the Underwriter against payment by the Underwriter of the purchase price thereof to or upon the order of the Selling Stockholder by wire transfer payable in same-day funds to an account specified by the Selling Stockholder. Certificates for the Securities shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full Business Day prior to the Closing Date.

5.    [Reserved]

6.    Agreements. The Company agrees with the Underwriter that:

(a)    Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed, and with the Registrar of Companies in Bermuda, and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will promptly advise the Underwriter: (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b); (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective; (3) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Final Prospectus or for any additional information; (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose; and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)    [Reserved]

(c)    If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will (i) notify promptly the Underwriter so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d)    If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company will promptly: (1) notify the Underwriter of such event; (2) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 6, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e)    As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(f)    The Company will furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriter may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g)    The Company will use its best efforts, if necessary, to qualify the Securities for sale under the laws of such jurisdictions as the Underwriter may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities (not to exceed one year from the date hereof), and the Company will pay any fee of the Financial Industry Regulatory Authority, Inc., in connection with its review of the offering; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a consent to service of process or to file annual reports or to comply with any other requirements in connection with such qualification deemed by the Company to be unduly burdensome.

(h)    Each of the Company and the Underwriter agrees that it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company or the Underwriter with the Commission or retained by the Company or the Underwriter under Rule 433, other than as set forth in Schedule II. Any such free writing prospectus is hereinafter referred to as a

“Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)    The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j)    The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus, and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any Blue Sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including filing fees and the reasonable fees and expenses of one counsel for the Underwriter relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of one counsel for the Underwriter relating to such filings); (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

7.    Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)    The Final Prospectus, and any supplement thereto, has been filed in the manner and within the time period required by Rule 424(b) and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice from any governmental authority objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)    The Company shall have requested and caused Conyers Dill & Pearman Limited, Bermuda, special Bermuda counsel for the Company, to have furnished to the Underwriter their opinion on matters of Bermuda law, dated the Closing Date and addressed to the Underwriter, to the effect that:

(i)    Each of the Company, Renaissance Reinsurance, DaVinci Holdings and DaVinci Reinsurance is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that the relevant company has not failed to make any filing with any Bermuda governmental authority, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

(ii)    The Company has the necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder do not and will not violate the memorandum of association or bye-laws of the Company, Renaissance Reinsurance, DaVinci Holdings and DaVinci Reinsurance nor any applicable law, regulation, order or decree in Bermuda.

(iii)    The Company has taken all corporate action required to authorize its execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by or on behalf of the Company, and constitute the valid and binding obligations of the Company in accordance with the terms thereof.

(iv)    No order, consent, approval, license, authorization or validation of, filing with or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorize or is required in connection with the execution, delivery, performance and enforcement of this Agreement and the Securities, except for consent under the Exchange Control Act 1972 (and Regulations made thereunder) which was issued by the Bermuda Monetary Authority on 7 July 2000.

(v)    It is not necessary or desirable to ensure the enforceability in Bermuda of either this Agreement that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that any of this Agreement creates a charge over assets of the Company, it may be desirable to ensure the priority in Bermuda of the relevant charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981. On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $665 will be payable in respect of the registration.

While there is no exhaustive definition of a charge under Bermuda law, a charge includes any interest created in property by way of security (including any mortgage, assignment, pledge, lien or hypothecation). As this Agreement is governed by the laws of the State of New York (the “Foreign Laws”), the question of whether they create such an interest in property would be determined under the Foreign Laws.

(vi)    This Agreement will not be, and the issuance of the Securities was not, subject to ad valorem stamp duty in Bermuda.

(vii)    Each of the Company, Renaissance Reinsurance, DaVinci Holdings and DaVinci Reinsurance has all corporate power and authority necessary to conduct the business conducted by the particular entity (without reference to or including any particular subsidiary or other company) and to own, lease and operate its properties as described in the Final Prospectus and in “Item 1 – Business” and “Item 2 – Properties” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

(viii)    The choice of the Foreign Laws as the governing law of this Agreement is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in this Agreement to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Courts, in each case located in the Borough of Manhattan, City of New York and State of New York, or any United States Federal or New York State Court sitting in the Borough of Manhattan, the City of New York, as the case may be (the “Foreign Courts”) is valid and binding upon the Company.

(ix)    Based solely upon a review of copies of (i) the Register of Members of Renaissance Reinsurance, (ii) the Register of Members of DaVinci Reinsurance and (iii) the Register of Members of DaVinci Holdings, each certified by its respective Secretary or Assistant Secretary at a specified date in January 2020, all of the issued and outstanding shares of Renaissance Reinsurance, DaVinci Holdings and DaVinci Reinsurance have been duly authorized, validly issued, fully paid and are non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof). All of the shares of Renaissance Reinsurance are registered in the name of RenRe Insurance Holdings Ltd. All of the Class A shares of DaVinci Holdings are registered in the name of Renaissance Other Investments Holdings Ltd., and all of the Class A shares of DaVinci Reinsurance are registered in the name of DaVinci Holdings.

(x)    The Shares have been duly authorized and, based solely upon a review of Company Constitutional Documents and the Branch Register: (i) the authorized share capital of the Company is $325,000,000.00 divided into 225,000,000 common shares of par value US$1.00 each and 100,000,000 preference shares of U.S. $1.00 each; and (ii) there are issued and outstanding 44,150,963 common shares of the Company par value U.S. $1.00 each (including the Securities), all of which are validly issued, fully paid and non-assessable (meaning that that no further sums are required to be paid by the holder of such common shares in connection with the issue thereof) and such common shares are not subject to any statutory pre-emptive or similar statutory rights of general application under Bermuda law.

(xi)    Based solely upon a review of a copy of its certificate of registration issued pursuant to the Insurance Act 1978 of Bermuda, as amended (the “Insurance Act”), Renaissance Reinsurance is duly registered in Bermuda to write general insurance business as a class 4 insurer in accordance with the provisions of the Insurance Act.

(xii)    Based solely upon a review of a copy of its certificate of registration issued pursuant to the Insurance Act, DaVinci Reinsurance is duly registered in Bermuda to write general insurance business in Bermuda as a class 4 insurer in accordance with the provisions of the Insurance Act.

(xiii)    The statements (A) in the Preliminary Final Prospectus and the Final Prospectus under the captions“Description of Our Common Shares” (excluding statements under the sub captions “Plan of Distribution”) and “Enforcement of Civil Liabilities under United States Federal Securities Laws”, (B) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, under the caption “Business – Regulation – Bermuda Regulation”, and (C) in “Item 15 – Indemnification of Officers and Directors” of the Registration

Statement, insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, are accurate and correct in all material respects as at the dates such documents were filed.

(xiv)    The courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

(xv)    Based solely upon searches of the Cause Book of the Supreme Court of Bermuda conducted at a specified time in January 2020 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our searches), there are no judgments against any of the Company, Renaissance Reinsurance, DaVinci Holdings or DaVinci Reinsurance, nor any legal or governmental proceedings pending in Bermuda to which any of the Company, Renaissance Reinsurance, DaVinci Holdings or DaVinci Reinsurance is subject.

As to matters of fact, such counsel may rely, to the extent they deem proper, on certificates of responsible officers of the Company, Renaissance Reinsurance, DaVinci Holdings and DaVinci Reinsurance, and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

(c)    The Company shall have requested and caused Willkie Farr & Gallagher LLP, U.S. counsel for the Company, to have furnished to the Underwriter their opinion, dated the Closing Date and addressed to the Underwriter, to the effect that:

(i)    The Registration Statement has become effective under the Securities Act; based solely upon our review of the list of stop orders contained on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml on January 9, 2020, no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or threatened; any required filing, pursuant to Rule 424(b) under the Securities Act, of the Basic Prospectus, the Preliminary Final Prospectus and the

Final Prospectus, and any supplements thereto, has been made in the manner and within the time period required by Rule 424(b); any required filing, pursuant to Rule 433 under the Securities Act, of the Permitted Free Writing Prospectus listed on Schedule II to the Underwriting Agreement, and any supplements thereto, has been made in the manner and within the time period required by Rule 433; and the Registration Statement, the Preliminary Final Prospectus and the Final Prospectus (except for financial statements, notes thereto and schedules and other financial and statistical data as to which in each case we express no opinion or belief) comply as to form in all material respects with the Securities Act and the Exchange Act, and the applicable rules and regulations thereunder;

(ii)    The Company is not and, after giving effect to the offering and sale of the Securities as described in the Disclosure Package and the Final Prospectus, the Company will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended;

(iii)    To such counsel’s knowledge, the execution and delivery by the Company of this Agreement, and the performance by the Company of its obligations under, this Agreement and the consummation by the Company of the transactions contemplated herein and therein, did not at the time of execution of this Agreement and do not on the date of such opinion, contravene any agreement or other instrument binding upon the Company or any Subsidiary that is material to the Company and its subsidiaries, taken as a whole, or, any statute, rule, regulation, judgment, order or decree of any U.S. governmental body, agency or court having jurisdiction over the Company or any Subsidiary (assuming compliance by the Underwriter with all applicable securities and Blue Sky laws), and no consent, approval, authorization, or order of, or qualification with, any U.S. governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except for as may be required under the securities, Blue Sky or insurance laws of the various states in connection with the offer and sale of the Securities (as to which such counsel need not express any opinion) or as may already have been obtained;

(iv)    The statements in (A) the Disclosure Package and the Final Prospectus under the captions “Certain Tax Considerations” and “Underwriting” (with respect solely to the description of this Agreement contained therein), (B) the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, under the caption “Business—Regulation—U.S. Regulation,” and (C) Item 15 of the Registration Statement, in each case insofar as such statements constitute summaries of U.S. legal matters, documents or proceedings referred to therein, fairly present the information required to be shown with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein, in each case, in all material respects (provided, however, that the statements under the caption “Certain United States Federal Income Tax Considerations” do not address considerations that depend on circumstances specific to the holders of the Company’s securities);

(v)    Such counsel does not know of (A) any U.S. legal or governmental proceedings pending or threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject that are required to be described in the Registration Statement or the Final Prospectus and are not so described or (B) any U.S. statutes or regulations that are required to be described in the Registration Statement or the Final Prospectus that are not described as required, or any contracts or other documents that are required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(vi)    Each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus (except for financial statements, notes thereto and schedules and other financial and statistical data as to which in each case such counsel need not express any opinion or belief) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder;

(vii)    This Agreement, to the extent that execution and delivery thereof are governed by New York law, has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the other parties hereto, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except to the extent that indemnification or contribution provisions may be unenforceable; and

(viii)    Under the laws of the State of New York, the Company has legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Court (as defined in Section 19(b)) and has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under the Underwriting Agreement in any of the Specified Courts.

Such counsel shall also state that no facts have come to its attention to cause it to believe that (A) the Registration Statement and the prospectus included therein (except for financial statements, notes thereto and schedules and other financial and statistical data as to which such counsel need not express any belief) on the Effective Date, giving effect to any modifications or supplements to the information contained or incorporated by reference therein pursuant to (1) the Final Prospectus and/or (2) the documents filed subsequent to the applicable Effective Date pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and incorporated by reference in the Basic Prospectus, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, (B) the Disclosure Package (except for financial statements, notes thereto and schedules and other financial and statistical data as to which such counsel need not express any belief) at the Execution Time contained an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) the Final Prospectus (except for financial statements, notes thereto and schedules and other financial and statistical data as to which such counsel need not express any belief) as of its date and on the Closing Date contained or contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely as to matters of Bermuda law, to the extent they deem proper and specified in such opinion, upon the opinion of Conyers Dill & Pearman Limited, Bermuda, dated as of the Closing Date provided that (1)such reliance is expressly authorized by such opinion as delivered to the Underwriter and (2)Willkie Farr & Gallagher LLP shall state in their opinion that they believe that they and the Underwriter are justified in relying on such opinion of Conyers Dill & Pearman Limited, Bermuda. As to matters of fact, such counsel may rely, to the extent they deem proper, on certificates of the officers of the Company and the Subsidiaries and public officials. References to the Final Prospectus in this paragraph (c) include any supplements thereto at the Closing Date.

(d)    The Selling Stockholder shall have requested and caused Sullivan & Cromwell LLP, counsel for the Selling Stockholder, to have furnished to the Underwriter on the Closing Date an opinion, dated the Closing Date and addressed to the Underwriter, to the effect that:

(i)    Assuming that this Agreement has been duly authorized, executed and delivered by the Selling Stockholder under the laws of Japan, this Agreement has been duly executed and delivered by the Selling Stockholder.

(ii)    All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Selling Stockholder under New York law or U.S. Federal law ( the “Covered Laws”), for the execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement have been obtained or made.

(iii)    The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement will not violate any Covered Laws.

(iv)    Upon payment for the Securities to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriter, to Cede or such other nominee as may be designated by DTC, registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the books of DTC to securities account of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such Securities), (A) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Securities and (C) no action based on any “adverse claim” (within the meaning of Section 8-102 of the UCC) to such Securities may be asserted against the Underwriter with respect to such security entitlement; in giving this opinion, counsel for the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(e)    The Selling Stockholder shall have requested and caused Mori Hamada & Matsumoto, counsel for the Selling Stockholder, to have furnished to the Underwriter on the Closing Date an opinion, dated the Closing Date and addressed to the Underwriter, to the effect that:

(i)    This Agreement to the extent that execution and delivery thereof are governed by Japanese law has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(ii)    The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement will not contravene any provision of applicable Japanese law, or the articles of incorporation of the Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any Japanese governmental body, agency or court is required for the performance by the Selling Stockholder of its obligations under this Agreement.

(iii)    No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriter, the Company or any of its subsidiaries in Japan or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the sale and delivery of the Securities to the Underwriter or purchasers procured by the Underwriter, or (iv) the resale and delivery of the Securities by the Underwriter in the manner contemplated herein.

(iv)    The Selling Stockholder has the power to submit, and pursuant to Section 19(b) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Court (as defined in Section 19(b)), and has the power to designate, appoint and empower, and pursuant to Section 19(d), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Court.

(f)    The Underwriter shall have received from Debevoise & Plimpton LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date and addressed to the Underwriter, with respect to the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion or opinions, Debevoise & Plimpton LLP may rely, as to factual matters, on written certificates of officers of the Company and, as to matters governed by the Laws of Bermuda, on the opinions of Conyers Dill & Pearman Limited, Bermuda.

With respect to the statement described in the paragraph immediately following Section7(c)(vii), Willkie Farr & Gallagher LLP may state that its opinion and beliefs are based upon its participation in telephone conferences with representatives of the Company and other participants, at which conferences the contents of the Registration Statement, the Final Prospectus and related matters were discussed, but are without independent determination, check or verification except as specified. With respect to any statement equivalent to that set forth in the paragraph immediately following Section7(c)(vii) above, Debevoise & Plimpton LLP may state that their beliefs are based upon their participation in telephone conferences with representatives of the Company and other participants, at which conferences the contents of the Registration Statement, the Final Prospectus and related matters were discussed, but are without independent determination, check or verification except as specified.

(g)    The Company shall have furnished to the Underwriter a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial officer, principal accounting officer or controller of the Company, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Disclosure Package, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

(i)    the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date;

(ii)    no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or pursuant to Section 8A under the Act have been instituted or, to the Company’s knowledge, threatened; and

(iii)    since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect or change or development reasonably likely to result in a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(h)    The Company shall have furnished to the Underwriter, on each of the date hereof and the Closing Date, a certificate of the Chief Financial Officer of the Company dated the date hereof or the Closing Date, as applicable, in the form attached as Exhibit B hereto.

(i)    The Selling Stockholder shall have furnished to the Underwriter a certificate of the Selling Stockholder, signed by an authorized officer or director of the Selling Stockholder, dated the Closing Date, to the effect that the signer of such certificate has examined the Registration Statement, the Disclosure Package, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that the representations and warranties of the Selling Stockholder in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date.

(j)    The Company shall have requested and caused Ernst & Young Ltd. to have furnished to the Underwriter, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to the Underwriter), dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Underwriter, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof. References to the Final Prospectus in this paragraph (j) include any supplement thereto at the date of the letter.

(k)    The Company shall have requested and caused PricewaterhouseCoopers LLP and PricewaterhouseCoopers AG to have furnished to the Underwriter, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to the Underwriter), dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Underwriter, confirming that they were independent accountants with respect to TMR UK and TMR AG, respectively, within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations as of March 22, 2019, and during the period covered by the financial statements on which their report is incorporated by reference in the Disclosure Package and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Final Prospectus. References to the Final Prospectus in this paragraph (k) include any supplement thereto at the date of such letters.

(l)    The Lock-Up Agreements between Morgan Stanley and certain stockholders, officers and directors of the Company set forth in Schedule III hereto, in the form attached as Exhibit A hereto, shall be in full force and effect on the Closing Date.

(m)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(n)    Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) under the Exchange Act) or any notice given by any “nationally recognized statistical rating organization” of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(o)    Prior to the Closing Date, the Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, on the Closing Date.

8.    Covenants of the Selling Stockholder. The Selling Stockholder covenants with the Underwriter as follows:

(a)    The Selling Stockholder will deliver to the Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8 BEN-E, as appropriate, together with all required attachments to such form.

(b)    The Selling Stockholder will deliver to the Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Selling Stockholder undertakes to provide such additional supporting documentation as the Underwriter may reasonably request in connection with the verification of the foregoing Certification.

9.    Reimbursement of the Underwriter’s Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriter, the Company will reimburse the Underwriter on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

10.    Indemnification and Contribution.

(a)    The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees, affiliates and agents of the Underwriter and each person who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, or any Permitted Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in paragraph (b) below. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)    The Underwriter agrees to indemnify and hold harmless the Company, the Selling Stockholder, the directors, officers, employees, affiliates and agents of the Company and each person who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. The Company acknowledges that the statements set forth (i) the name of the underwriter on the front and back cover pages of the Preliminary Final Prospectus and the Final Prospectus and in any Permitted Free Writing Prospectus and (ii) under the heading “Underwriting”: (a) the third paragraph and (b) the ninth paragraph constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in any Preliminary Final Prospectus, the Final Prospectus or any Permitted Free Writing Prospectus. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

(c)    The Selling Stockholder agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees, affiliates and agents of the Underwriter and each person who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, or any Permitted Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent (and only to the extent) that such untrue statement or omission or alleged untrue statement or omission was made in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, or any Permitted Free Writing Prospectus, or in any amendment thereof or supplement thereto in reliance upon and in conformity with the Selling Stockholder Information, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or the Selling Stockholder by or on behalf of the Underwriter specifically for inclusion therein. The liability of the Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the net proceeds after commissions but before other offering expenses received by the Selling Stockholder from the sale of its Securities under this Agreement. “Selling Stockholder Information” is limited to the name of the Selling Stockholder, the number of offered shares of common stock and the address and other information with respect to the Selling Stockholder included in the “Selling Stockholders” section of the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, or any Permitted Free Writing Prospectus, or in any amendment thereof or supplement thereto and any information so furnished for use in the preparation of the required answers therein to Item 7 of Form S-3.

(d)    Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above to the extent it did not otherwise learn of such action and is not materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (ii) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that it is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of the Act or the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company and all persons, if any, who control the Company within the meaning of the Act or the Exchange Act and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Stockholder and all persons, if any, who control the Selling Stockholder within the meaning of the Act or the Exchange Act. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)    In the event that the indemnity provided in paragraph (a) or (b) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason, each indemnifying party under such paragraph severally agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and by the indemnified party or parties on the other from the offering of the Securities; provided, however, that notwithstanding the provisions of this Section 10, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. If the allocation provided by the immediately preceding sentence is unavailable for any reason, each indemnifying party severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company or the Selling Stockholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholder, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Stockholder on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e). The liability of the Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the net proceeds after commissions but before other offering expenses received by the Selling Stockholder from the sale of its Common Shares under this Agreement. The Selling Stockholder shall not be liable for contribution under this Section 10(e) except under such circumstances as the Selling Stockholder would have been liable for indemnification under Section 10(c) above irrespective of whether such indemnification were enforceable under applicable law.

11.    [Reserved]

12.    Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time there shall have been (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or NASDAQ (ii) a suspension or material limitation in trading in any of the Company’s securities on the New York Stock Exchange, (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities, (iv) an outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or (v) the occurrence of any other calamity or crisis, if the effect of such event specified in clause (iv) or this clause (v), in the sole judgment of the Underwriter, makes it impracticable or inadvisable to proceed with the public offering or delivery of the Securities on the terms and in the manner contemplated by any Preliminary Final Prospectus or the Final Prospectus (exclusive of any supplement thereto).

13.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriter or the Selling Stockholder set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 10 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

14.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that the Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that the Underwriter that is a Covered Entity or a BHC Act Affiliate of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)    For purposes of this Section 14, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.    Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to Morgan Stanley & Co. LLC, Attention: Investment Banking Division, 1585 Broadway, 31st Floor, New York, New York 10036, with a copy to Debevoise & Plimpton LLP, New York, New York 10022, Attention: Paul M. Rodel, Esq.; or, if sent to the Company, will be mailed, delivered or telefaxed to the Company’s General Counsel (fax no: (441) 295-4327) and confirmed to it at Renaissance House, 12 Crow Lane, Pembroke HM 19, Bermuda, Attention: Chief Financial Officer, with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Sean M. Ewen, Esq; or if sent to the Selling Stockholder, will be mailed, delivered or telefaxed to the Selling Stockholder’s General Counsel (fax no. +81-3-6267-5755) and confirmed to it at Tokio Marine & Nichido Fire Insurance Co., Ltd, 1-2-1 Marunouchi, Chiyoda-ku, Tokyo 100-0005, Attention: Tomoya Kittaka, with a copy to Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004-2498, Attention: Robert G. DeLaMater, Esq.

16.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, and controlling persons referred to in Section 10 hereof, and no other person will have any right or obligation hereunder. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

17.    No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the Underwriter and any affiliate through which they may be acting, on the other, (b) the Underwriter is acting as principal of the Company and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriter in connection with the offering and the process leading up to the offering is as an independent contractor and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Underwriter has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18.    Trial By Jury. The Company, the Selling Stockholder and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.    Applicable Law; Consent to Jurisdiction.

(a)    This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

(b)    With respect to any suit, action or proceeding against it arising out of or relating to this Agreement, the Company and the Selling Stockholder irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Courts in each case located in the Borough of Manhattan, City and State of New York. In addition, the Company and the Selling Stockholder irrevocably waives any objection which it may now or hereafter have to the laying of venue of such suit, action or proceeding brought in any such court and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)    For purposes of any such suit, action or proceeding brought in any of the foregoing courts, the Company agrees to maintain an agent for service of process in the Borough of Manhattan, City and State of New York, at all times while any Securities shall be outstanding, and for that purpose the Company hereby irrevocably designates Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019-6099, c/o Mr. Sean M. Ewen, Esq., as its agent to receive on its behalf service of process (with a copy of all such service of process to be delivered to RenaissanceRe Holdings Ltd., Renaissance House, 12 Crow Lane, Pembroke HM 19, Bermuda, Attention: General Counsel) brought against it with respect to any such proceeding in any such court in the Borough of Manhattan, City and State of New York, such service being hereby acknowledged by the Company to be effective and binding service on it in every respect whether or not the Company shall then be doing or shall have at any time done business in New York. In the event that such agent for service of process resigns or ceases to serve as the agent of the Company, the Company agrees to give notice as provided in Section 15 herein of the name and address of any new agent for service of process with respect to it appointed hereunder.

(d)    For purposes of any such suit, action or proceeding brought in any of the foregoing courts, the Selling Stockholder agrees to maintain an agent for service of process in the Borough of Manhattan, City and State of New York, at all times while any Securities shall be outstanding, and for that purpose the Selling Stockholder hereby irrevocably designates Tokio Marine North America, Inc., 1221 Avenue of Americas, Suite 1500, New York, NY, 10020, c/o Dai Inoue, as its agent to receive on its behalf service of process (with a copy of all such service of process to be delivered to Tokio Marine Holdings, Inc., 1-2-1 Marunouchi, Chiyoda-ku, Tokyo 100-0005, Attention: Tomoya Kittaka) brought against it with respect to any such proceeding in any such court in the Borough of Manhattan, City and State of New York, such service being hereby acknowledged by the Selling Stockholder to be effective and binding service on it in every respect whether or not the Selling Stockholder shall then be doing or shall have at any time done business in New York. In the event that such agent for service of process resigns or ceases to serve as the agent of the Selling Stockholder, the Selling Stockholder agrees to give notice as provided in Section 15 herein of the name and address of any new agent for service of process with respect to it appointed hereunder.

(e)    If, despite the foregoing, in any such suit, action or proceeding brought in any of the aforesaid courts, there is for any reason no such agent for service of process of the Company available to be served, then to the extent that service of process by mail shall then be permitted by applicable law, the Company further irrevocably consents to the service of process on it in any such suit, action or proceeding in any such court by the mailing thereof by registered or certified mail, postage prepaid, to it at its address given in or pursuant to Section 15 hereof.

(f)    If, despite the foregoing, in any such suit, action or proceeding brought in any of the aforesaid courts, there is for any reason no such agent for service of process of the Selling Stockholder available to be served, then to the extent that service of process by mail shall then be permitted by applicable law, the Selling Stockholder further irrevocably consents to the service of process on it in any such suit, action or proceeding in any such court by the mailing thereof by registered or certified mail, postage prepaid, to it at its address given in or pursuant to Section 15 hereof.

(g)    Nothing herein contained shall preclude any party from effecting service of process in any lawful manner or from bringing any suit, action or proceeding in respect of this Agreement in any other state, country or place.

20.    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriter could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company or the Selling Stockholder with respect to any sum due from it to the Underwriter or any person controlling the Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the Underwriter or controlling person of any sum in such other currency, and only to the extent that the Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Underwriter or controlling person hereunder, the Company and the Selling Stockholder agree as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriter or controlling person hereunder, the Underwriter or controlling person agrees to pay to the Company or the relevant Selling Stockholder, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriter or controlling person hereunder.

21.    Taxes. If any sum payable by the Company or the Selling Stockholder under this Agreement is subject to tax in the hands of the Underwriter or taken into account as a receipt in computing the taxable income of the Underwriter (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax. The preceding sentence does not include taxes imposed as a result of a failure by the Underwriter to comply with tax certifications reasonably requested by the Company or the Selling Stockholder and which the Underwriter was legally able to provide.

22.    Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

23.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

24.    Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Basic Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date of such Registration Statement, including any Preliminary Final Prospectus.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Bermuda.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Basic Prospectus, (ii) the Preliminary Final Prospectus used most recently prior to the Execution Time and (iii) the Permitted Free Writing Prospectuses.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder and the Underwriter.

Very truly yours,

RENAISSANCERE HOLDINGS LTD.

By:	/s/ Robert Qutub
	Name:	Robert Qutub
	Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date specified on the cover.

TOKIO MARINE & NICHIDO FIRE INSURANCE CO., LTD.

By:	/s/ Akira Harashima
	Name:	Akira Harashima
	Title:	Senior Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date specified on the cover.

MORGAN STANLEY & CO. LLC

By:	/s/ Michael Occi
	Name:	Michael Occi
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Shares To Be Purchased
Morgan Stanley & Co. LLC	1,739,071

Total:	1,739,071

SCHEDULE II

RenaissanceRe Holdings Ltd. Launch Press Release, dated January 6, 2020

RenaissanceRe Holdings Ltd. Pricing Press Release, dated January 6, 2020

SCHEDULE III

Persons Delivering Lock-up Agreements

Ian D. Branagan

David Bushnell

Ross Curtis

James Gibbons

Brian G.J. Gray

Jean Hamilton

Duncan Hennes

Henry Klehm III

Kevin O’Donnell

Robert Qutub

Valerie Rahmani

Carol P. Sanders

Cynthia Trudell

Anthony M. Santomero

Stephen H. Weinstein

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

            , 2020

Morgan Stanley & Co. LLC

c/o Morgan Stanley & Co. LLC

 1585 Broadway

 New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with RenaissanceRe Holdings Ltd., a company organized under the laws of Bermuda (the “Company”), and Tokio Marine & Nichido Fire Insurance Co., Ltd, a Japanese joint stock corporation, providing for the public offering (the “Public Offering”) by the Underwriter, of 1,739,071 shares (the “Securities”) of the common stock, par value $1.00 per share, of the Company (the “Common Shares ).

To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not publicly disclose an intention to, during the period commencing on the date hereof and ending 45 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a) transactions relating to the Common Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period in connection with subsequent sales of Common Shares or other securities acquired in such open market transactions;

(b) transfers of the Common Shares or any security convertible into or exercisable or exchangeable for Common Shares (i) as a bona fide gift, or for bona fide estate planning purposes, (ii) upon death or by will, testamentary document or intestate succession or (iii) to an immediate family member of the undersigned or to any trust for the direct or indirect benefit of the undersigned or one or more immediate family members of the undersigned (for purposes of this agreement, “immediate family” shall mean any spouse or domestic partner and any relationship by blood, current or former marriage or adoption, not more remote than first cousin);

(c) distributions of the Common Shares or any security convertible into Common Shares to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee, distributee or transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement, (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of the Common Shares, shall be required or shall be voluntarily made during the Restricted Period other than any required Form 5 filing and (iii) no such transfer or distribution shall involve a disposition for value;

(d) (i) the transfer of Common Shares to the Company upon a vesting event of the Company’s restricted shares, including shares withheld for payment of withholding taxes upon the vesting of restricted shares or shares forfeited upon the determination of the satisfaction of performance metrics of performance-based restricted shares, in each case, awarded pursuant to the Company’s existing equity compensation plans that have been entered into prior to the date of this agreement and disclosed in the Disclosure Package and the Prospectus, provided that, if the undersigned is required to file a report under Section 16(a) of the Exchange Act in connection therewith, such filing shall clearly indicate in the footnotes thereto the nature of such transfer;

(ii) the transfer of Common Shares under any trading plan pursuant to Rule 10b5-1 under the Exchange Act in existence on the date hereof as set forth on Schedule 1 hereto, provided that, if the undersigned is required to file a report under Section 16(a) of the Exchange Act in connection therewith, such filing shall clearly indicate in the footnotes thereto that such transfer is being made pursuant a pre-existing trading plan and indicating the date such plan was originally entered into;

(iii) the establishment of any such new trading plan, provided that (x) such plan does not provide for the transfer of Common Shares during the Restricted Period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required of or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such plan during the Restricted Period provided further, that no filing under Section 16(a) of the Exchange Act shall be voluntarily made;

(e)(i) the transfer of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares that occurs by operation of law pursuant to a qualified domestic order in connection with a divorce settlement or other court order; provided that the transferee shall sign and deliver a lock-up letter substantially in the form of this agreement and provided further, that no filing under Section 16(a) of the Exchange Act shall be voluntarily made and, if the undersigned is required to file a report under Section 16(a) of the Exchange Act, such filing shall clearly indicate in the footnotes thereto the nature and conditions of such transfer and that the transfer is by operation of law, court order, or in connection with a divorce settlement, as the case may be; and

(ii) the transfer of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction made to all holders of the Common Shares involving a “change of control” (as defined below) of the Company; provided that in the event that the tender offer, merger, amalgamation, consolidation or other such transaction is not completed, the Common Shares owned by such transferor shall remain subject to the restrictions described herein. “Change of control” means the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company.

In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriter are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name)

(Address)

Schedule 1

None.

EXHIBIT B

RENAISSANCERE HOLDINGS LTD.

CERTIFICATE OF

THE CHIEF FINANCIAL OFFICER